                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          Coltec Industries Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

[LOGO]                                           COLTEC INDUSTRIES INC
                                                        430 PARK AVENUE
                                                        NEW YORK, NEW YORK 10022
- --------------------------------------------------------------------------------
           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS -- APRIL 27, 1995

To the Shareholders of Coltec Industries Inc:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Coltec Industries Inc ("Coltec") will be held at the Hyatt Regency Rochester, 125 East Main Street, Rochester, New York, on Thursday, April 27, 1995, at 10:00 a.m., local time, for the following purposes and for the transaction of such other business as may be properly brought before the meeting:

    1.  Electing a Board of Directors consisting of seven members. [Proposal 1]

    2. Ratifying the appointment of Arthur Andersen LLP as the independent public accountants of Coltec to serve as such at the pleasure of the Board of Directors. [Proposal 2]

    Only holders of record of Common Stock of Coltec at the close of business on March 13, 1995, are entitled to notice of the meeting and to vote thereat and at any and all adjournments thereof.

                                            By order of the Board of Directors
                                                    Anthony J. diBuono
                                                        SECRETARY

March 24, 1995

                            YOUR VOTE IS IMPORTANT.
    TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD
       AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

[LOGO]                                           COLTEC INDUSTRIES INC
                                                        430 PARK AVENUE
                                                        NEW YORK, NEW YORK 10022
- --------------------------------------------------------------------------------
                                PROXY STATEMENT
                ANNUAL MEETING OF SHAREHOLDERS -- APRIL 27, 1995

    This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Coltec Industries Inc ("Coltec") of proxies for use at the Annual Meeting of Shareholders of Coltec to be held on April 27, 1995, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent to Coltec's shareholders is March 28, 1995. Any proxy being solicited herewith may be revoked at any time prior to its exercise, but the revocation of the proxy shall not be effective until notice thereof has been given to the Secretary of Coltec. Appearance in person at the Annual Meeting will not constitute a revocation of an otherwise valid proxy. In the event that shares are represented by more than one properly executed proxy, the proxy bearing the most recent date will be voted at the Annual Meeting.

    Each shareholder of record on March 13, 1995 is entitled to vote every share held in his or her name on the books of Coltec. On March 13, 1995, there were outstanding 69,917,522 shares of Coltec's Common Stock, par value $.01 per share (not including 98,862 shares held in treasury and 25,000,000 shares held by a wholly owned subsidiary) (the "Common Stock"). Coltec's transfer books will not be closed. Each share which may be voted at the Annual Meeting is entitled to one vote on all matters to be considered. Votes will be counted and certified by the Inspector of Election, who is an employee of Chemical Bank, Coltec's independent Transfer Agent and Registrar. Under Securities and Exchange Commission rules, boxes and designated blank spaces are provided on the accompanying form of proxy for shareholders to mark if they wish either to abstain on Proposal 2 or to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individual. In accordance with Pennsylvania law, abstentions are not counted in determining the votes cast in connection with Proposal 2. Under New York Stock Exchange rules, the election of directors and appointment of independent auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the shareholders' meeting.

    The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote is the required quorum for the transaction of business at the meeting.

PROPOSAL 1 -- ELECTION OF DIRECTORS

    One purpose of the meeting is to elect seven directors to serve until the next Annual Meeting or until their successors are elected and qualified. The seven nominees receiving the greatest number of votes cast by the holders of the Common Stock entitled to vote at the meeting will be elected directors of Coltec (assuming a quorum is present). All proxies will be voted in accordance with instructions contained thereon. If no specific instructions are given, the persons named as proxies in the accompanying form of proxy will vote for the seven nominees named by the Board of Directors of Coltec and listed below. In the event that, by reason of death or other unexpected occurrence, any one or more of such nominees shall not be available for election, the persons named as proxies in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of Coltec may propose. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee if any of the nominees listed becomes unable or unwilling to serve.

    All nominees are currently directors of Coltec. Mr. Joseph R. Coppola was elected a director by the Board of Directors in October 1994 when the number of directors constituting the whole Board of Directors was increased from six to seven. The persons named below have been nominated by the Board of Directors of
Coltec:

                                                                                                       DIRECTOR OF
                                                                                                       COLTEC (OR
                                                                                                      PREDECESSOR)
NAME, AGE AND BUSINESS EXPERIENCE DURING PAST FIVE YEARS                                                  SINCE
- ----------------------------------------------------------------------------------------------------  -------------
Joseph R. Coppola, 64...............................................................................         1994
  Member of the Audit Committee and member of the Stock Option and Compensation Committee of Coltec.
   Chairman, Chief  Executive Officer  and  President of  Giddings &  Lewis,  Inc., a  machine  tool manufacturing  company, since  July 1993.  From prior  to 1990  to July  1993 he  was Senior Vice
   President, Manufacturing  Services  of  Cooper  Industries,  Inc.,  a  diversified  manufacturing company. Director of Belden Inc., a manufacturer of electrical wire and cable.
John W. Guffey, Jr., 57.............................................................................         1991
  Chairman of the Board, Chief Executive Officer and President of Coltec since February 1995. Member of  the Executive Committee of  Coltec. President and Chief Operating  Officer of Coltec from May
   1991 to January  1995. From prior  to 1990 to  May 1991 he  was the President  of the  Mechanical
   Packing  Division of  Garlock Inc, a  wholly owned  subsidiary of Coltec,  and served  as a Group
   President of Coltec. Director of Gleason Corp., a manufacturer of machine tools.
David I. Margolis, 65...............................................................................         1963
  Chairman of the Executive Committee of Coltec since October 1994. Chairman of the Board and  Chief
   Executive  Officer  of Coltec  from prior  to 1990  to  retirement from  Coltec in  January 1995.
   President of Coltec from prior  to 1990 to May 1991.  Director of Burlington Industries, Inc.,  a
   manufacturer of textiles.
J. Bradford Mooney, Jr., 64.........................................................................         1992
  Chairman  of the  Audit Committee  and member of  the Stock  Option and  Compensation Committee of
   Coltec. Rear Admiral,  United States Navy  (retired). President and  Managing Director of  Harbor
   Branch  Oceanographic Institution,  Inc. from prior  to 1990  to March 1992.  Consultant in ocean engineering and research management since September 1987.
Joel Moses, 53......................................................................................         1992
  Chairman of the Stock Option and Compensation  Committee and member of the Executive Committee  of
   Coltec.  Dean,  School  of  Engineering  and  D.C.  Jackson  Professor  of  Computer  Science and
   Engineering, Massachusetts  Institute  of Technology,  since  January 1991.  Visiting  Professor,
   Harvard  Graduate School of Business Administration from September 1989 to June 1990. Director of
   Analog Devices, Inc., a manufacturer of integrated circuits.
Paul G. Schoen, 50..................................................................................         1994
  Executive Vice President, Finance; Treasurer and  Chief Financial Officer of Coltec since  January
   1994.  Senior Vice President, Finance;  Treasurer and Chief Financial  Officer of Coltec from May
   1991 to December 1993. Senior  Vice President and Controller of  Coltec from January 1991 to  May
   1991. Vice President - Accounting of Coltec from prior to 1990 to December 1990.
Richard A. Stuckey, 63..............................................................................         1994
  Member of the Audit Committee and member of the Stock Option and Compensation Committee of Coltec.
   Chief  Economist, E.I. du Pont de Nemours and Company  from prior to 1990 to retirement from E.I.
   du Pont de Nemours and Company in December 1994. Economic consultant since January 1995.

           BOARD OF DIRECTORS, COMMITTEES AND ATTENDANCE AT MEETINGS

    The Board of Directors of Coltec held 11 meetings during 1994. The Board of Directors of Coltec has standing audit, compensation and executive committees and does not have a nominating committee.

    The Audit Committee, which consists of Mr. Mooney (Chairman), Mr. Coppola and Mr. Stuckey, held two meetings during 1994. Professor Moses was a member of the Audit Committee until October 12, 1994. This Committee meets with representatives of Coltec's independent public accountants and meets with Coltec's internal auditors and representatives of the financial departments to consider matters relating to the annual audit (including objectives, scope and fees) and such other matters as such auditors and representatives wish to raise for consideration. This Committee also reviews with representatives of the financial departments and internal auditors and representatives of Coltec's independent public accountants recommendations of any of such auditors to improve internal accounting procedures and controls. This Committee reports to the Board of Directors and serves as liaison between the Board of Directors and Coltec's independent public accountants.

    The Stock Option and Compensation Committee (the "Compensation Committee"), which consists of Professor Moses (Chairman) and Messrs. Coppola, Mooney and Stuckey, held eight meetings during 1994. This Committee prescribes salaries, incentive awards and other compensation of the executive officers of Coltec. This Committee also administers certain of Coltec's compensation plans.

    The Executive Committee, which consists of Mr. Margolis (Chairman) and Messrs. Guffey and Moses, was organized on October 12, 1994 and did not hold any meetings in 1994. This Committee provides oversight of Board affairs, oversight of relationships with principal shareholders, long-term strategic planning, and advice on political and legislative matters.

    During 1994, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he served.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Set forth below is certain information (as of March 1, 1995) with respect to persons known to Coltec to be the beneficial owners of more than five percent of the Common Stock. This information is based on statements on Schedules 13D or 13G filed by beneficial owners with the Securities and Exchange Commission and other information available to Coltec.

                                                    AMOUNT AND
                                                     NATURE OF
                                                    BENEFICIAL    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP    CLASS (A)
- --------------------------------------------------  -----------  ------------
J.P. Morgan & Co. Incorporated....................   12,929,470     18.5(b)
  60 Wall Street
  New York, NY 10260
Oppenheimer Group, Inc............................    8,877,960     12.7(c)
  Oppenheimer Tower
  World Financial Center
  New York, NY 10281
The Equitable Companies Incorporated..............    8,329,630     11.9(d)
  787 Seventh Avenue
  New York, NY 10019
The Capital Group Companies, Inc..................    4,507,240      6.4(e)
  333 South Hope Street
  Los Angeles, CA 90071

- ------------------------
(a) The percentage is calculated on the basis of 69,917,522 shares of Common Stock outstanding on March 1, 1995.

(b)  In its Amendment No. 2 to Schedule 13G dated December 30, 1994, J.P. Morgan
     & Co. Incorporated reported that it has sole voting power for 8,714,850 shares, shared voting power for 80,650 shares, sole investment power for 12,849,820 shares and shared investment power for 79,650 shares.
(c)  In  its Amendment No. 3 to Schedule 13G dated February 1, 1995, Oppenheimer
     Group, Inc. reported that it has shared voting power and shared investment power (with certain of its affiliates) with respect to all such shares and that it had filed such Schedule 13G on its behalf and on behalf of certain of its affiliates as a parent holding company.
(d)  In  its  Amendment No.  3  to Schedule  13G  dated February  10,  1995, The
     Equitable Companies Incorporated reported that  with respect to the  Common
     Stock it had sole voting power for 6,031,030 shares, shared voting power for 237,000 shares, sole investment power for 8,329,430 shares, shared investment power for 200 shares and that it had filed such Schedule 13G on its behalf and on behalf of certain of its affiliates as a parent holding company.
(e)  In  its Amendment No. 1 to Schedule 13G dated February 8, 1995, The Capital
     Group Companies, Inc. reported that certain of its operating subsidiaries exercised investment discretion over various institutional accounts which held as of December 31, 1994, 4,507,240 shares of Coltec Common Stock (6.4% of the outstanding class). CAPITAL GUARDIAN TRUST COMPANY, a bank, and one of such operating companies, exercised investment discretion over 3,287,240 of said shares. CAPITAL RESEARCH AND MANAGEMENT COMPANY, a registered investment adviser, and CAPITAL INTERNATIONAL, S.A., another operating subsidiary, had investment discretion with respect to 1,120,000 and 100,000 shares, respectively, of the above shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

    Set forth below is information as of March 1, 1995, concerning ownership of Common Stock by all directors and nominees, individually, the executive officers named in the Summary Compensation Table below and all current executive officers and directors of Coltec as a group:

                                                     AMOUNT AND
                                                     NATURE OF
                                                     BENEFICIAL    PERCENT OF
NAME                                                 OWNERSHIP      CLASS(A)
- --------------------------------------------------  ------------   -----------
Joseph R. Coppola.................................         1,000       *
Anthony J. diBuono(b)(c)..........................       121,211       *
John W. Guffey, Jr.(b)............................       203,009       *
David I. Margolis(b)..............................     1,194,041       1.7
J. Bradford Mooney, Jr. ..........................           250       *
Joel Moses........................................           200       *
Laurence H. Polsky(b).............................        58,722       *
Paul G. Schoen(b).................................        79,853       *
Richard A. Stuckey................................           200       *
All directors and executive officers as a group,
 consisting of 12 persons.........................     1,856,810       2.6

- ------------------------
 *   Less than 1%.
(a) The percentages are calculated on the basis of 69,917,522 shares of Common Stock outstanding on March 1, 1995, plus, for any individual or the group, that number of shares deemed to be outstanding because the indicated persons or certain members of the group, respectively, have the right to acquire beneficial ownership within 60 days.
(b) Messrs. diBuono, Guffey, Polsky and Schoen share certain voting power of 2,584,343 shares (as of January 31, 1995) as trustees of the Coltec Retirement Savings Plan for Salaried Employees (the "Savings Plan"). They disclaim beneficial ownership as to such shares. However, as participants in the Savings  Plan, they and  Mr. Margolis have  the following shares  of
     Common  Stock credited to their individual  accounts as of January 31, 1995 and such shares are included in the table above: Mr. diBuono, 2,878 shares;
     Mr. Guffey, 5,025  shares; Mr.  Margolis, 3,650 shares;  Mr. Polsky,  1,722 shares; and Mr. Schoen, 5,037 shares.
(c)  50,000  shares  of the  121,211 shares  of  Common Stock  are owned  by Mr.
     diBuono's wife and he disclaims beneficial ownership of such shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation of Coltec's Chief Executive Officer and each of the four other most highly compensated executive officers of Coltec (determined as of December 31, 1994) (hereinafter referred to as the "named executive officers") for the fiscal years ended December 31, 1994, 1993 and 1992:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                     ---------------------------------------
                                                                               AWARDS
                                                                     --------------------------    PAYOUTS
                                     ANNUAL COMPENSATION                                          ----------
                           ----------------------------------------     (F)           (G)
                                                           (E)       ----------  --------------      (H)              (I)
(A)                                (C)        (D)      ------------  RESTRICTED    SECURITIES     ----------  --------------------
- -------------------------  (B)   --------  ----------  OTHER ANNUAL    STOCK       UNDERLYING        LTIP          ALL OTHER
NAME AND PRINCIPAL         ----   SALARY     BONUS     COMPENSATION    AWARDS       OPTIONS         PAYOUT        COMPENSATION
POSITION                   YEAR    ($)       ($)(1)        ($)         ($)(2)         (#)            ($)             ($)(3)
- -------------------------  ----  --------  ----------  ------------  ----------  --------------   ----------  --------------------
David I. Margolis........  1994  $676,140  $1,082,000  $   --        $   --          --           $  --             $ 40,568
Chairman of the Board and  1993   643,920   1,545,500      --            --          --              --              120,535
 Chief Executive Officer*  1992   599,040   1,717,500      --         1,426,788      300,000         --              144,242
John W. Guffey, Jr.......  1994   534,240     855,000      --            --          115,000         --               51,421
President and Chief        1993   471,960   1,125,500      --            --          --              --              113,529
 Operating Officer*        1992   410,040   1,166,900      --           637,200      225,000         --               97,047
Paul G. Schoen...........  1994   312,720     438,000      --            --          --              --               32,527
Executive Vice President,  1993   249,540     394,200      --            --           60,000         --               46,938
 Finance; Treasurer and    1992   236,520     429,000      --           221,994       80,000         --               53,693
 Chief Financial Officer
Anthony J. diBuono.......  1994   285,000     400,000      --            --          --              --               26,026
Executive Vice President,  1993   249,540     394,300      --            --           40,000         --               40,987
 Chief Legal Officer and   1992   236,520     433,850      --           221,994       80,000         --               47,436
 Secretary**
Laurence H. Polsky.......  1994   285,000     400,000      --            --          --              --               29,815
Executive Vice President,  1993   249,540     394,200      --            --           40,000         --               45,271
 Administration***         1992   177,390     340,700      --            --           80,000         --               30,815

- ------------------------------
  * Mr. Margolis retired in January 1995. Effective February 1, 1995, Mr. Guffey was elected Chairman of the Board, Chief Executive Officer and President.
 ** Mr. diBuono became Chief Legal Officer in May 1994; prior thereto he was General Counsel.
***  Mr. Polsky's employment with Coltec commenced on April 13, 1992.
(1) Includes the following annual amounts accrued but not paid under the 1977 Long-Term Performance Plan (the "Performance Plan") for each of the named executive officers: Mr. Margolis, 1993, $465,500; 1992, $577,500; Mr.
     Guffey, 1993, $332,500;  1992, $412,500; Mr.  Schoen, 1993, $79,800;  1992,
     $99,000;  Mr. diBuono, 1993, $79,800; 1992,  $98,850; and Mr. Polsky, 1993,
     $79,800; 1992, $50,700. Effective as of December 31, 1993, the Performance Plan was terminated with no additional accruals thereafter. Accrued amounts for periods prior to 1994 will be credited with annual interest from January 1, 1994 to the date of payment to the named executive officer at rate of interest (adjusted annually) equal to Coltec's cost of U.S. borrowings, and will be paid in accordance with the original payment provisions of the Performance Plan.
(2) The restricted stock owned by each of the named executive officers at December 31, 1994 and the values thereof based on the closing price of the Common Stock on December 30, 1994 were as follows: Mr. Margolis, 79,266 shares, $1,357,430; Mr. Guffey, 35,400 shares, $606,225; and Messrs. Schoen and diBuono, 12,333 shares, $211,203 each. Restrictions on one third of the number of such shares of restricted stock lapsed on January 2, 1995 and restrictions on one third of the number of such shares are scheduled to lapse on January 2, 1996 and 1997. Any dividends payable on the Common Stock would also be payable on such restricted stock.

(3)  Pursuant to the Retirement Savings Plan for Salaried Employees, the amounts credited  by Coltec for 1994, 1993 and 1992 for each of the named executive officers were as follows: Mr.  Margolis, 1994, $8,757; 1993, $8,994;  1992,
     $8,728;  Mr. Guffey, 1994, $8,912; 1993,  $8,994; 1992, $8,728; Mr. Schoen,
     1994, $9,000; 1993, $8,994; 1992, $8,728; Mr. diBuono, 1994, $8,930;  1993,
     $8,994;  1992, $8,728;  and Mr. Polsky,  1994, $8,996;  1993, $8,994; 1992,
     $2,962, and such amounts are included  in the amounts in column (i)  above.
     Pursuant  to the defined contribution  portion of the Benefits Equalization
     Plan, the amounts credited by  Coltec for 1994, 1993  and 1992 for each  of the  named executive officers were as follows: Mr. Margolis, 1994, $31,811;
     1993, $111,541; 1992, $135,514; Mr.  Guffey, 1994, $23,142; 1993,  $85,168;
     1992,  $72,874; Mr. Schoen, 1994, $9,763; 1993, $29,792; 1992, $36,813; Mr.
     diBuono, 1994, $8,170; 1993, $30,098; 1992, $36,813; and Mr. Polsky,  1994,
     $8,104;  1993, $29,174; 1992, $20,750, and such amounts are included in the amounts in column (i) above.  The costs to Coltec  for 1994, 1993 and  1992 for  whole life insurance, measured by the excess of premiums paid over the cash surrender value, pursuant to  arrangements wherein Coltec is the  sole owner  and beneficiary of  the insurance policy with  an obligation to make certain payments to a beneficiary over a  15 year period in the event of  a named  executive officer's  death while  employed, for  the named executive officers were as follows: Mr.  Guffey, 1994, $19,367; 1993, $19,367;  1992,
     $15,445; Mr. Schoen, 1994, $13,764; 1993, 8,152; 1992, $8,152; Mr. diBuono,
     1994,  $8,926; 1993, $1,895;  1992, $1,895; and  Mr. Polsky, 1994, $12,715;
     1993, $7,103; 1992, $7,103, and such amounts are included in the amounts in column (i) above.

STOCK OPTIONS

    The following table contains information concerning 1994 grants of stock options under Coltec's 1992 Stock Option and Incentive Plan to the named executive officers and the potential realizable value of these option grants based on assumed rates of stock appreciation of 5% and 10% per year over the 10-year term of the options.

                             OPTION GRANTS IN 1994

                                                                                                 POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                                         VALUE AT ASSUMED ANNUAL
- ---------------------------------------------------------------------------------------------       RATES OF STOCK
                                (B)              (C)                                            APPRECIATION FOR OPTION
                             NUMBER OF        % OF TOTAL                                                 TERM
                             SECURITIES        OPTIONS           (D)                           -------------------------
                             UNDERLYING       GRANTED TO     EXERCISE OR
           (A)                OPTIONS        EMPLOYEES IN     BASE PRICE           (E)             (F)           (G)
NAME                       GRANTED(#)(1)         1994           ($/SH)       EXPIRATION DATE      5%($)         10%($)
- -------------------------  --------------   --------------   ------------   -----------------  ------------   ----------
John W. Guffey, Jr.......     115,000             43.4          $16.25      December 14, 2004    $1,175,300   $2,978,500

- ------------------------------
(1) The options are nonqualified options exercisable to the extent of 20% of the total, cumulatively, commencing December 15, 1995 and annually thereafter until fully exercisable on December 15, 1999. Exercise of an option may be by cash, negotiable certificates representing whole shares of Coltec Common Stock (or, subject to the approval of the Compensation Committee, through withholding of Common Stock which would otherwise have been received upon exercise of the option) or any combination thereof. The option agreements contain change-in-control provisions. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" for additional information.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the named executive officers concerning the options held as of December 31, 1994 (none of the named executive officers exercised options during 1994):

                      AGGREGATED OPTION EXERCISES IN 1994
                      AND DECEMBER 31, 1994 OPTION VALUES

                                                                      (C)
                                       (B)               -----------------------------
                           ---------------------------
                                                                   VALUE OF
                              NUMBER OF SECURITIES                UNEXERCISED
                             UNDERLYING UNEXERCISED              IN-THE-MONEY
                                   OPTIONS AT                     OPTIONS AT
           (A)                  DECEMBER 31, 1994              DECEMBER 31, 1994
- -------------------------  ---------------------------   -----------------------------
NAME                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
- -------------------------  -----------   -------------   ------------   --------------
David I. Margolis........    120,000        180,000        $  255,000      $382,500
John W. Guffey, Jr.......     90,000        250,000           191,250       387,500
Paul G. Schoen...........     44,000         96,000            68,000       102,000
Anthony J. diBuono.......     40,000         80,000            68,000       102,000
Laurence H. Polsky.......     40,000         80,000               -0-           -0-

LONG-TERM INCENTIVE PLAN

    The following table provides information concerning awards of performance shares made during 1994 to the named executive officers under Coltec's 1994 Long-Term Incentive Plan.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1994

                                                                                              ESTIMATED FUTURE
                                                                                           PAYOUTS UNDER NON-STOCK
                                                                                             PRICE- BASED PLANS*
                                                                            (C)            -----------------------
                                                         (B)      -----------------------
                        (A)                          -----------   PERFORMANCE OR OTHER              (D)
- ---------------------------------------------------   NUMBER OF   PERIOD UNTIL MATURATION  -----------------------
NAME                                                    UNITS           OR PAYOUT**               THRESHOLD
- ---------------------------------------------------  -----------  -----------------------  -----------------------
David I. Margolis..................................      35,000      December 31, 1996         $   455,238***
John W. Guffey, Jr.................................      25,000      December 31, 1996         $   900,000
                                                         35,000      December 31, 1997         $   420,000
Paul G. Schoen.....................................      12,000      December 31, 1996         $   432,000
                                                         12,000      December 31, 1997         $   144,000
Anthony J. diBuono.................................      10,000      December 31, 1996         $   360,000
                                                         10,000      December 31, 1997         $   120,000
Laurence H. Polsky.................................      10,000      December 31, 1996         $   360,000
                                                         10,000      December 31, 1997         $   120,000

- ------------------------
  * The amounts in column (d) are based on Operating Profit of $600 million. The minimum and threshold amounts under the plan are the same. The plan does not provide for a maximum amount of payment.
 ** December 31, 1996 is the end of the 1994 Performance Cycle and December 31, 1997 is the end of the 1995 Performance Cycle.
*** Mr. Margolis retired on January 31, 1995 and the value of the units is 36% of the value for the full three year cycle.

    Each of the foregoing awards was made pursuant to the 1994 Long-Term Incentive Plan. The value of each unit is determined on the basis of Coltec's cumulative operating profit measured over a three-year performance cycle. Operating profit for each fiscal year in a performance cycle is generally defined as the net earnings of Coltec and its consolidated subsidiaries, plus interest expense and provisions for income taxes, minus interest income and excluding nonrecurring items, extraordinary items, accounting principle changes and discontinued operations (as such terms are defined under United States generally accepted accounting principles).

    For the 1994 performance cycle that ends on December 31, 1996, the threshold target for cumulative operating profit is $600 million and if achieved each unit will have an award value of $36.00, increasing by $.10 for each $1 million that cumulative operating profit for the award cycle exceeds $600 million.

    For the 1995 performance cycle that ends on December 31, 1997, the threshold target for cumulative operating profit is $600 million and if achieved each unit will have an award value of $12.00, increasing by $.0333 for each $1 million that cumulative operating profit for the award cycle exceeds $600 million.

    There is no maximum limit on the award value that may be earned for a unit and no amounts are payable for a unit if cumulative operating profit for the performance cycle is less than $600 million. Two-thirds of the award value of units will generally be paid in cash; and one-third of such award value will be paid in shares of Coltec Common Stock, subject to vesting in one-third increments on each of the first through third anniversaries of the end of the applicable performance cycle.

PENSION PLAN

    The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (age 65) on a single life annuity basis under Coltec's qualified defined benefit plan, as well as nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based for the most part on five-year average final compensation (salary and bonus during the 60 highest-paid consecutive months out of the last 120 months) and years of service with Coltec and its subsidiaries and not subject to deduction for Social Security or other payments:

                               PENSION PLAN TABLE

                                                 YEARS OF SERVICE
     FIVE-YEAR AVERAGE       --------------------------------------------------------
    ANNUAL COMPENSATION         15         20          25          30          35
- ---------------------------  --------  ----------  ----------  ----------  ----------
$ 400,000..................  $ 99,300  $  132,400  $  165,400  $  198,500  $  231,600
  600,000..................   150,300     200,400     250,400     300,500     350,600
  800,000..................   201,300     268,400     335,400     402,500     469,600
 1,000,000.................   252,300     336,400     420,400     504,500     588,600
 1,200,000.................   303,300     404,400     505,400     606,500     707,600
 1,400,000.................   354,300     472,400     590,400     708,500     826,600
 1,600,000.................   405,300     540,400     675,400     810,500     945,600
 1,800,000.................   456,300     608,400     760,400     912,500   1,064,600
 2,000,000.................   507,300     676,400     845,400   1,014,500   1,183,600
 2,200,000.................   558,300     744,400     930,400   1,116,500   1,302,600
 2,400,000.................   609,300     812,400   1,015,400   1,218,500   1,421,600
 2,600,000.................   660,300     880,400   1,100,400   1,320,500   1,540,600
 2,800,000.................   711,300     948,400   1,185,400   1,422,500   1,659,600
 3,000,000.................   762,300   1,016,400   1,270,400   1,524,500   1,778,600
 3,200,000.................   813,300   1,084,400   1,355,400   1,626,500   1,897,600

    As of December 31, 1994, the five-year average final compensation (average compensation of credited service for a participant with less than 60 months of service) and current years of credited service for each of the following persons were: Mr. Margolis, $2,620,816 and 32 years; Mr. Guffey, $920,951 and 16 years (including an additional 7 years of credited service as an employee of one of Coltec's subsidiary corporations); Mr. Schoen, $528,515 and 20 years; Mr.
diBuono, $722,680 and 25 years; and Mr. Polsky, $478,665 and 3 years. Compensation covered under the pension plans includes amounts reported in columns (c) and (d) of the Summary Compensation Table. Coltec has agreed to calculate Mr. Guffey's pension benefits as if his prior credited service with the subsidiary were provided under the plan (the benefits of which are set forth in the above table) with payments to be made to him from the qualified plan, non-qualified plans and from Coltec.

                           COMPENSATION OF DIRECTORS

    Directors who are not also employees of Coltec receive a retainer at the annual rate of $25,000 ($30,000 if Chairperson of a Committee) and receive $1,250 per meeting for attendance at meetings of the Board of Directors and its committees with a maximum of $2,000 for more than one meeting on the same day ($2,500 if Chairperson of one of the meetings). The Board of Directors of Coltec has established a retirement age policy which provides that a director shall not be eligible for nomination to the Board of Directors if such person has attained the age of 70. In connection therewith, the Board of Directors also established a pension arrangement for directors who are not entitled to a pension from Coltec or any subsidiary thereof, with payments for life commencing at the later of retirement or age 70. The annual amount of such payment is calculated on the basis of the number of years of service as a director and would equal $10,000 for five years of service plus an additional $2,000 for each additional year of service up to a maximum annual amount of $20,000.

    A director may defer payment of any portion of any retainer, committee or attendance fees in any year, upon advance notice to Coltec, to such time as he or she may determine. Balances of such deferred compensation accrue additional compensatory amounts quarterly at the average cost of United States borrowings of Coltec and its consolidated subsidiaries during the preceding calendar year. Such borrowing cost in 1993 was 9.36%.

    During 1994, the Board of Directors adopted, and the shareholders of Coltec approved, the 1994 Stock Option Plan for Outside Directors of Coltec Industries Inc pursuant to which members of the Board of Directors of Coltec who are not employees of Coltec or its subsidiaries each received an initial grant of an option to purchase 10,000 shares of Common Stock and will receive subsequent option grants to purchase 2,000 shares of Common Stock during their service on the Board of Directors. In June 1994, options to purchase 10,000 shares each were granted to Messrs. Mooney, Moses and Stuckey at an option exercise price of $19.35 per share exercisable in five equal annual installments commencing June 21, 1995.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

    All currently outstanding agreements granting restricted stock or stock options to the named executive officers in the Summary Compensation Table above contain change-in-control provisions. In the case of the restricted stock, in the event of a change-in-control, all restrictions on assignment, transfer or other disposition of the restricted stock lapse. In the case of stock options, in the event of a change-in-control, the options become fully exercisable or, in the alternative, the named executive officer may surrender all or part of the option to Coltec during a one-year period after the change-in-control in exchange for a cash payment for each option surrendered equal to the excess of the fair market value of the Common Stock on the date of surrender over the option price. Fair market value for this purpose equals the last sales price of the Common Stock on the exercise date on the New York Stock Exchange Composite Tape (or, if no such sale occurred on such date, the last date preceding such date on which a sale was reported), except that, in the case of a change of ownership of more than 35% of the outstanding shares of Common Stock, fair market value means the amount of cash and fair market value of other consideration tendered for such outstanding shares.

    As of July 1, 1991, Coltec entered into employment agreements with Messrs. Guffey, Schoen and diBuono and, as of April 13, 1992, Coltec entered into an employment agreement with Mr. Polsky. The agreements for Messrs. Guffey, Polsky and Schoen expire on July 1, 1996 and Mr. diBuono's agreement expires on October 13, 1995. Compensation payable thereunder is at salary rates not less than those in effect on July 1, 1991 (April 13, 1992 for Mr. Polsky) and with participation in incentive and employee benefit plans at the discretion of the Board of Directors. However, if during the term of the agreement a change-in-control (as defined in the agreement) occurs, (a) the executive's functions, duties and responsibilities shall not be subject to change, (b) in the event the executive in good faith determines that his functions, duties or responsibilities or any aspect of his employment has been changed adversely, he may elect to serve for a terminal employment period of two years or, if earlier, until the executive attains age 65, and (c) the terminal employment period is followed by a consulting period of two years. During the terminal employment period, the executive is entitled to salary not less than that in effect prior to this period and comparable participation in benefits plans. During the consulting period, the executive is entitled to consulting fees at an annual rate no less than the annual rate of his salary on July 1, 1991 (April 13, 1992 for Mr. Polsky) and to participation in all Coltec life and medical insurance programs or comparable benefits.

    The employment agreement with Mr. Polsky provides that at the time he exercises any of his stock option for 80,000 shares of Coltec stock granted on April 13, 1992 at an exercise price of $18.25 per share, Coltec will pay him an amount equal to $3.25 multiplied by the number of shares exercised.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Stock Option and Compensation Committee are Joel Moses (Chairman), Joseph R. Coppola, J. Bradford Mooney, Jr. and Richard A. Stuckey. Donald Patrick Brennan and Howard I. Hoffen were members of the committee during 1994 up to the date they resigned as directors on June 6, 1994. None of the current members or former members was formerly an officer of Coltec or any of its subsidiaries. Mr. Brennan was an officer and director and Mr. Hoffen was a director of Coltec Holdings Inc. ("Holdings") before it became a wholly owned subsidiary of Coltec in November 1993.

    Mr. Brennan is a managing director and Mr. Hoffen is a vice president of Morgan Stanley & Co. Incorporated and they were directors of Holdings, the owner of 100% of the outstanding shares of Common Stock from June 1988 to the recapitalization of Coltec effected in April 1992, which included the public offering by Coltec of 44,275,000 shares of Common Stock (the "1992
Recapitalization"). At the time of the 1992 Recapitalization, Holdings owned 36.1% of the outstanding shares of Common Stock.

    As of November 18, 1993, pursuant to a Reorganization Agreement, Coltec and Holdings completed a stock-for-stock exchange that resulted in Holdings' stockholders holding directly shares of Coltec Common Stock and Holdings became a wholly owned subsidiary of Coltec.

                    STOCK OPTION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is charged with establishing and monitoring Coltec's executive compensation program. The Compensation Committee is of the opinion that Coltec's total compensation program for executives should be competitive with the market and that each component should reflect both individual and Coltec performance. In order to ensure that Coltec's total compensation program meets these objectives, the Compensation Committee meets regularly with a recognized expert in executive compensation.

    Coltec considers its senior corporate officers, including the named executive officers listed on the Summary Compensation Table, as a team for purposes of designing its total compensation program. The Compensation Committee has implemented this approach by using the same performance criteria to determine all senior executive incentive compensation awards and basing each award on the scope of an executive's responsibilities and years of experience in a given position. Therefore, the discussion below of the determination of Mr. Margolis' 1994 incentive award is also applicable to the determination of incentive awards for the other senior corporate officers.

BASE SALARY

    Base salaries for senior corporate officers are typically adjusted on an annual basis within the applicable salary range. The level of an executive's annual salary adjustment is based on the Compensation Committee's assessment of the executive's contribution to Coltec's profitability and the median salaries paid to executives in similar positions at other companies. In determining competitive salary levels, Coltec relies on published survey data from a number of recognized surveys covering hundreds of companies including, but not necessarily limited to, companies included in the Standard & Poor's 500 Index and/or The Dow Jones Industrial Average.

    Mr. Margolis' base salary was increased on January 1, 1994 from $643,920 to $676,140. The increase reflects the approximate median salary level for other chief executive officers in companies of similar size, business and complexity as reported in the published surveys noted above, the experience of Mr. Margolis, and his contribution to Coltec's strong performance in 1993.

ANNUAL INCENTIVE (BONUS) COMPENSATION

    The Annual Incentive Plan (the "Annual Plan") provides for an annual bonus pool for cash incentive awards for any year equal to 6% of Coltec's operating profit. No award may be paid in any year to participating executives unless the operating profit for that year exceeds $100 million. In addition, awards to either of the two executives with the highest base salaries at the end of a plan year cannot exceed 20% of the available bonus pool in any one year.

    Annual incentive awards are determined by Coltec's annual performance compared to its historical performance and the performance of other Fortune 500 manufacturing companies on the basis of return on assets and return on capital. Target bonus levels for participating executives are based on the same published survey data used to determine base salaries. The Compensation Committee has established target bonus levels which are payable for the achievement of corporate performance regarded by the Compensation Committee as good as that of other comparable manufacturing companies. If Coltec's actual performance exceeds the established target performance level, actual incentive compensation can significantly exceed individual incentive targets. Conversely, if actual performance does not meet established targets, actual incentive compensation can be reduced or eliminated, as warranted.

    The level of Mr. Margolis' incentive compensation for 1994 was determined by comparing Coltec's performance with its historical performance and the performance of two groups of companies during the first nine months of 1994. The first "traditional" group consists of a peer group of Fortune 500 manufacturing companies with comparable business and/or organizational structures. The second "select" peer group consists of Fortune 500 companies which rank in the top twenty-five percent of Fortune 500 manufacturing companies in terms of return on assets, return on equity, return on sales, ten-year average growth rate in earnings per share, and ten-year average total return to shareholders. Many of the companies from the traditional and select peer groups may be included in the Standard & Poor's 500 Index and/or The Dow Jones Industrial Average.

    Mr. Margolis' incentive compensation reflects Coltec's superior 1994 performance compared with that of both peer groups during the first nine months of 1994 based on return on assets and return on capital. Coltec's results were the highest of all traditional peer group companies for return on assets and return on capital. Among the select peer group, Coltec's results were in approximately the top quartile for return on assets and in the top 15% percent for return on capital.

LONG-TERM PERFORMANCE PLANS

    The objective of Coltec's long-term compensation program is to measure and reward senior corporate and divisional executives for the achievement of longer-term business goals linked to the increase in shareholder value. This program consists of the 1992 Stock Option and Incentive Plan (the "Option Plan") and the 1994 Long-Term Incentive Plan (the "1994 Incentive Plan").

    The Option Plan provides for grants of stock options at an exercise price equal to the market price of the Common Stock on the date of grant. This plan ties awards directly to the growth in shareholder value by linking option recipient gains to Common Stock price increases above the exercise price.

    The 1994 Incentive Plan replaces the 1977 Long-Term Performance Plan. Both the 1994 Incentive Plan and its predecessor plan were designed to focus Coltec's senior corporate and divisional executives on certain financial goals deemed essential for Coltec's long-term profitability and continued increase in shareholder value, but which may not be directly tied to increases in the market value of Coltec's Common Stock.

    The 1994 Incentive Plan provides for annual grants of performance units ("Units") to senior corporate executives and other senior operations management employees of Coltec and its subsidiaries who are selected by the Compensation Committee. Amounts paid under the 1994 Incentive Plan are intended to qualify as "performance-based" compensation which would be excludable from the $1 million top executive compensation deduction limit passed by Congress in 1993.

    The value of each Unit is determined on the basis of Coltec's cumulative operating profit measured over a three-year performance cycle. The 1994 Incentive Plan provides that no more than

300,000 Units may be awarded for any performance cycle and that no more than 50,000 Units may be awarded to any participant in a given cycle. For the 1994 performance cycle, Mr. Margolis received 35,000 Units.

    For each three-year performance cycle, the threshold level for cumulative operating profit is $600 million. If that operating profit is achieved, each Unit will have an award value of $12 and will increase by $.0333 for each $1 million that cumulative operating profit for the award cycle exceeds $600 million, except that for the performance cycle commencing January 1, 1994 only, awards had a value of $36 at $600 million of cumulative operating profit and will increase by $.10 for each $1 million of operating profit above the $600 million threshold. The 1994 performance cycle award values were transitional and were intended to replace the incentive opportunity lost for the years 1994 and 1995 as a result of the replacement of the 1977 Long-Term Performance Plan with the 1994 Incentive Plan. There is no maximum limit on the award value that can be earned per Unit. No amounts are payable for a Unit if cumulative operating profit for a performance cycle is less than $600 million.

    Awards are paid two-thirds in cash and one-third in Common Stock that vests in equal installments over three years. To encourage executive stock ownership, executives electing to receive an additional part of an earned award in Common Stock will receive Common Stock with a value which is 15% greater than the foregone cash award. No more than .5% (1% in 1997) of the issued and outstanding Common Stock may be awarded under the 1994 Incentive Plan in any year.

    Coltec also maintains certain benefit programs in which the executive group participates. The compensation attributed to the named executive officers for 1994 from these programs is detailed in this proxy statement. (See Column (i) entitled "All Other Compensation" on the Summary Compensation Table). The Compensation Committee believes that the level of benefits received by Mr. Margolis for participation in these programs reflects the levels received by comparable executives in similar organizations.

    During 1993, Congress enacted legislation that could limit the deductibility of compensation paid to Coltec's named executive officers. This legislation provides that compensation paid to any one executive in excess of $1 million will not be deductible unless the compensation falls into certain exemptions or is paid under a shareholder approved plan and qualifies as "performance-based" compensation.

    The Compensation Committee believes that the annual incentive awards and the long-term compensation program components of Coltec's executive compensation program are "performance-based" and that the process by which compensation levels are determined and payments are made is sound and should be continued. In 1994, shareholders approved amendments to the Annual Plan, the Option Plan, and adopted the 1994 Incentive Plan. As a result of these shareholder actions, the Compensation Committee believes that incentive payments made to the named executive officers under Coltec's incentive compensation plans meet the Internal Revenue Service requirements for "performance-based" compensation.

             Joel Moses, Chairman, Stock Option and Compensation Committee Joseph R. Coppola, Member
             J. Bradford Mooney, Jr., Member
             Richard A. Stuckey, Member

                               PERFORMANCE GRAPH

    The following is a line graph presentation comparing Coltec's cumulative total shareholder return on the Common Stock with the Standard & Poor's 500 Index and The Dow Jones Industrial Average for the period since March 25, 1992, the date when trading began in connection with the initial public offering on April 1, 1992 to December 30, 1994 (assuming an investment of $100 in each on April 1, 1992):

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           COLTEC INDUSTRIES  DOW JONES INDUSTRIAL   S&P 500
3/24/92                  100                   100        100
12/31/92                 128                   104        109
12/31/93                 125                   121        120
12/31/94                 114                   127        122

             PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, as the auditors of Coltec, to serve at the pleasure of the Board of Directors for 1995. A member of that firm will be present at the Annual Meeting with the opportunity to make a statement and respond to appropriate questions by shareholders.

    The shareholders of Coltec are asked to consider and act upon the matter of ratifying the appointment of Arthur Andersen LLP. Approval of this Proposal 2 by the shareholders will require the affirmative votes of the holders of a majority of the shares of Common Stock voting at the meeting (assuming a quorum is present). The Board of Directors recommends approval of this Proposal 2. All proxies will be voted in accordance with instructions contained thereon. If no specific instructions are given, the persons named as proxies in the accompanying form will vote FOR Proposal 2.

                                 OTHER MATTERS

    In addition to the use of the mails, proxies may be solicited, at the expense of Coltec, by employees and directors of Coltec personally or by telephone, facsimile transmission, telegram or other means of communication. In addition, Kissel-Blake Inc. has been retained by Coltec as soliciting agent and will be paid a fee of $5,500 by Coltec for this service. Coltec will reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy material to beneficial owners of Common Stock.

    As of the date of this Proxy Statement, management has no knowledge of any business other than that described herein that will be presented for consideration at the meeting. In the event any other business is presented at the meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 1996 Annual Meeting of Shareholders must be received by November 30, 1995, by the Secretary of Coltec (at the address set forth on page one of this Proxy Statement) for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                                 ANNUAL REPORTS

    Coltec's 1994 Annual Report to Shareholders, which contains financial statements for the year ended December 31, 1994, accompanies this Proxy Statement. Coltec's Annual Report on Form 10-K for its fiscal year ended December 31, 1994, will be made available (without exhibits), free of charge, to interested shareholders upon written request to the Secretary of Coltec (at the address set forth on page one of this Proxy Statement).

                                            By order of the Board of Directors
                                                   John W. Guffey, Jr.
                                             CHAIRMAN OF THE BOARD, PRESIDENT
                                               AND CHIEF EXECUTIVE OFFICER

New York, New York
March 24, 1995

                            YOUR VOTE IS IMPORTANT.
    TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD
       AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

[LOGO] PRINTED ON RECYCLED PAPER WITH
       SOY BASED INKS

COLTEC INDUSTRIES                                      COLTEC INDUSTRIES INC
                                                       430 PARK AVENUE
                                                       NEW YORK, NEW YORK

                            THIS PROXY IS SOLICITED
                       ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOHN W. GUFFEY, JR., and PAUL G. SCHOEN, and each of them, with full power of substitution, as proxy or proxies to vote all stock of Coltec Industries Inc owned by the undersigned, with like effect as if the undersigned were personally present and voting at the annual meeting of shareholders of Coltec Industries Inc to be held at 10:00 a.m., local time, on Thursday, April 27,1995, at the Hyatt Regency Rochester, 125 East Main Street, Rochester, New York, and at any adjournment or adjournments thereof, on the items of business set forth on the reverse side hereof and on such other business as may properly come before the meeting and hereby revokes any proxy or proxies heretofore given.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

                                                                See Reverse Side

Please mark your choices like this /X/

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" the nominees in Proposal 1 and "FOR" Proposal 2.

COMMON

The Board of Directors recommends a vote "FOR" the nominees in Proposal 1 and "FOR" Proposal 2.

Proposal 1 - Election of the following nominees as Directors:

Joseph R. Coppola             Joel Moses
John W. Guffey, Jr.           Paul G. Schoen
David I. Margolis             Richard A. Stuckey
J. Bradford Mooney, Jr.


FOR ALL NOMINEES STANDING FOR ELECTION.      / /
WITHHELD FOR ALL                             / /

A vote FOR the nominees includes discretionary authority to vote for a substitute nominee if any of the nominees listed becomes unable or unwilling to serve.


Withhold for the following only
(Write the name of the nominee(s) in the space below)

- ----------------------------------------------------------

Proposal 2 - Appointment of Independent Public Accountants

FOR            / /
AGAINST        / /
ABSTAIN        / /




Date:                            , 1995
      --------------------------

- -----------------------------------------------------
                    Signature


- -----------------------------------------------------
                    Signature

Note: Please sign as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

                        CONFIDENTIAL VOTING INSTRUCTIONS

                                                                  --------------
                                                                   Common Stock

The shares to which these instructions relate will be voted as directed. If no direction is given when the duly executed instructions are returned, the shares will be voted in the same proportion as instructions are received for shares credited to the accounts of participants in the Walbar Canada Inc. Employee Savings and Profit Sharing Plan.

     PLEASE MARK YOUR CHOICE LIKE THIS:  /X/ IN BLUE OR BLACK INK

     The undersigned hereby instructs the Trustees of the Walbar Canada Inc. Employee Savings and Profit Sharing Plan, to vote all stock of Coltec Industries Inc credited to my account in the Walbar Canada Inc. Employee Savings and Profit Sharing Plan at the annual meeting of shareholders of Coltec Industries Inc to be held at 10:00 a.m., local time, on Thursday, April 27, 1995, at the Hyatt Regency Rochester, 125 East Main Street, Rochester, New York, and at any adjournment or adjournments thereof, on the items of business set forth below and on such other business as may properly come before the meeting.

PROPOSAL 1 -   Election of the following nominees as Directors:  Joseph R.
               Coppola, John W. Guffey, Jr., David I. Margolis, J. Bradford
               Mooney, Jr., Joel Moses, Paul G. Schoen and Richard A. Stuckey.

Instructions to vote FOR the nominees includes discretionary authority to vote for a substitute nominee if any of the nominees listed becomes unable or unwilling to serve.

FOR ALL NOMINEES STANDING FOR ELECTION / /   WITHHELD FOR ALL NOMINEES / /

                                             Withheld for the following only
                                             (write the name of the nominee(s)
                                             in the space below)


                                             ----------------------------------

PROPOSAL 2 -   Appointment of Independent
               Public Accountants

  FOR          AGAINST          ABSTAIN
  / /            / /              / /


                                              DATE:
                                                   -----------------------------

                                              SIGNATURE:
                                                        ------------------------

                        CONFIDENTIAL VOTING INSTRUCTIONS

                                                                  --------------
                                                                   Common Stock

The shares to which these instructions relate will be voted as directed. If no direction is given when the duly executed instructions are returned, the shares will be voted in the same proportion as instructions are received for shares credited to the accounts of participants in the Walbar Savings Plan.

     PLEASE MARK YOUR CHOICE LIKE THIS:  /X/ IN BLUE OR BLACK INK

     The undersigned hereby instructs the Trustees of the Walbar Stock Fund of the Walbar Savings Plan, to vote all stock of Coltec Industries Inc credited to my account in the Walbar Stock Fund of the Walbar Savings Plan at the annual meeting of shareholders of Coltec Industries Inc to be held at 10:00 a.m., local time, on Thursday, April 27, 1995, at the Hyatt Regency Rochester, 125 East Main Street, Rochester, New York, and at any adjournment or adjournments thereof, on the items of business set forth below and on such other business as may properly come before the meeting.

PROPOSAL 1 -   Election of the following nominees as Directors:  Joseph R.
               Coppola, John W. Guffey, Jr., David I. Margolis, J. Bradford
               Mooney, Jr., Joel Moses, Paul G. Schoen and Richard A. Stuckey.

Instructions to vote FOR the nominees includes discretionary authority to vote for a substitute nominee if any of the nominees listed becomes unable or unwilling to serve.

FOR ALL NOMINEES STANDING FOR ELECTION / /   WITHHELD FOR ALL NOMINEES / /

                                             Withheld for the following only
                                             (write the name of the nominee(s)
                                             in the space below)


                                             ----------------------------------

PROPOSAL 2 -   Appointment of Independent
               Public Accountants

  FOR          AGAINST          ABSTAIN
  / /            / /              / /


                                              DATE:
                                                   -----------------------------

                                              SIGNATURE:
                                                        ------------------------